Exhibit 10.3

AMENDMENT NO. 1

TO

AMENDED AND RESTATED CRUDE OIL GATHERING AGREEMENT

This Amendment No. 1 to Amended and Restated Crude Oil Gathering Agreement (this “Amendment”) is effective as of January 1, 2021 (the “Amendment Effective Date”), and is by and between Hess Trading Corporation, a Delaware corporation (“Shipper”), and Hess North Dakota Pipelines LLC, a Delaware limited liability company (“Gatherer”). Shipper and Gatherer are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Amended and Restated Crude Oil Gathering Agreement, dated effective as of January 1, 2014 (the “Agreement”), pursuant to which Gatherer agreed to provide to Shipper certain gathering services with respect to hydrocarbons owned or controlled by Shipper;

WHEREAS, the Parties desire to amend the Agreement to reflect certain agreements of the Parties as set forth herein; and

WHEREAS, Section 19.7 of the Agreement provides that the Agreement may not be amended, modified, varied or supplemented except by an instrument in writing signed by both Parties.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

AGREEMENT

Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein will have the meanings given such terms in the Agreement.

Section 2. Addition of Section 3.5 of the Agreement. A new Section 3.5 is hereby added to the Agreement as follows:

“Section 3.5     Third Party Facilities. Except for situations of Force Majeure, or as may be required by necessary repairs, maintenance, anticipated curtailments, or outages on the Gathering System as a whole or any Subsystem or facilities downstream of the Gathering System or any Subsystem, or as otherwise agreed by the Parties, Gatherer shall not utilize or substitute any crude oil gathering facilities other than the Gathering System for performance of the System Services under this Agreement, and then only with notice to Shipper as soon as reasonably practical.”

Section 3. Amendments to Section 7.1(e) of the Agreement. Section 7.1(e) to the Agreement is hereby amended and restated in its entirety as follows:

“(e)    At any time on or prior to January 15th of each Year, either Party may make an election to have the then-currently agreed Fees recalculated with respect to such Year (a “Recalculation Election”); provided, that, prior to the date such Recalculation Election is made, the Parties shall have agreed upon an Updated Development Plan for such Year or the Parties shall have been unable to agree upon an Updated Development Plan for such Year. Upon a Recalculation Election being made, the Fees will be recalculated based upon such then-currently agreed Development Plan. Any such recalculation shall be based on the model attached hereto as Exhibit G-2, which takes into account:

(i)    the aggregate volumes of Dedicated Production (including volumes of Crude Oil that Shipper intends to dedicate pursuant to a new Dedication Contract but for which Exhibit B-2 has not yet been amended pursuant to Section 4.1(a)(ii)) contained in a Dedicated Production Estimate that have actually been delivered by Shipper into the Receipt Points, in each case, prior to such Year during the Term; provided, however, that such aggregate volumes shall not, for purposes of the recalculation (A) exceed the applicable Dedicated Production Estimates for such Years as contained in the applicable Development Plans or (B) be deemed to be lower than the applicable MVC for such Years as contained in the applicable Development Plans;

(ii)    any Committed Build-Out Costs actually incurred by Gatherer prior to such Year during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Committed Build-Out Estimates for such Years;

(iii)    the Committed Build-Out Estimates contained in the then-current System Budget for the current and future Years;

(iv)    with respect to Maintenance Capital Expenditures to be included in the tariff model for periods prior to January 1, 2021, the Maintenance Capital Estimates for such Years of the Term as contained in the System Budgets applicable to such Years;

(v)    with respect to Maintenance Capital Expenditures incurred from and after January 1, 2021 only, any Maintenance Capital Expenditures actually incurred by Gatherer from and after such date during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Maintenance Capital Estimates for such Years;

(vi)    the Maintenance Capital Estimates contained in the then-current System Budget for the current and future Years;

(vii)    with respect to operating expenses to be included in the tariff model for periods prior to January 1, 2021, the Operating Expense Estimates for such Years of the Term as contained in the System Budgets applicable to such Years;

(viii)    with respect to operating expenses incurred from and after January 1, 2021 only, any operating expenses actually incurred by Gatherer from and after such date during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Operating Expense Estimates for such Years;

(ix)    the Operating Expense Estimates contained in the then-current System Budget for the current and future Years;

(x)    the Historical Capital Expenditures;

(xi)    the Dedicated Production Estimates;

(xii)    the then-current Return on Capital; and

(xiii)    the percentage change, from the preceding Year, in the Consumer Price Index as published by the Department of Labor, in the subsection titled “Consumer Price Index for All Urban Consumers” (such index, the “CPI”). For purposes of any Recalculation Election and notwithstanding anything in the foregoing to the contrary, (A) no increase or decrease to any Fee resulting solely from a CPI adjustment shall exceed 3.0% for any given Year, and (B) no Fee shall ever be decreased as a result of any applicable CPI percentage change below the original amount of such Fee set forth in Exhibit G-1 for Year 2014.”

Section 4. Amendments to Appendix II. The definition of “CPI” set forth in Appendix II to the Agreement is hereby amended and restated in its entirety as follows:

““CPI” has the meaning given such term in Section 7.1(e)(xiii).”

Section 5. Amendments to Exhibit G-2. Exhibit G-2 to the Agreement is hereby amended as follows:

(a) The first bullet under the “Redetermination Methodology” heading on Exhibit G-2 is hereby amended and restated in its entirety with the following:

“● The enumerated items in Section 7.1(e)(i) through (xiii).”

(b) The third bullet under the “Redetermination Methodology” heading on Exhibit G-2 is hereby deleted in its entirety and the following two bullets are hereby inserted in its place:

“● Operating Expense Estimates based upon the latest updated Gathering System Plan for the applicable Year and subsequent Years. With respect to the impact of any operating expenses on any Recalculation Elections and the Fees resulting therefrom, for periods (a) prior to January 1, 2021, such Years’ operating expenses will not be trued-up to actuals, and (b) from and after January 1, 2021, the operating expenses incurred from and after January 1, 2021 will be trued up to actuals as described in Section 7.1(e)(viii).

● Maintenance Capital Estimates based upon the latest updated Gathering System Plan for the applicable Year and subsequent Years. With respect to the impact of any Maintenance Capital Expenditures on Recalculation Elections and the Fees resulting therefrom, for periods (a) prior to January 1, 2021, such prior Years’ Maintenance Capital Expenditures will not be trued-up to actuals, and (b) from and after January 1, 2021, the Maintenance Capital Expenditures incurred from and after January 1, 2021 will be trued up to actuals as described in Section 7.1(e)(v).”

Section 6. Ratification. Except as specifically provided in this Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect, and the Agreement, as modified by this Amendment, is hereby ratified, acknowledged and reaffirmed by the Parties. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Agreement as amended hereby.

Section 7. Application of Certain Provisions. The provisions of Sections 19.1, 19.2, 19.3, 19.4, 19.6, 19.7, 19.8, 19.9, 19.10, 19.11 and 19.13 of the Agreement shall apply mutatis mutandis to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written, but effective for all purposes as of the Amendment Effective Date.

GATHERER:

HESS NORTH DAKOTA PIPELINES LLC

By:	/s/ John Gatling
Name:	John Gatling
Title:	Vice President, Midstream

SHIPPER:

HESS TRADING CORPORATION

By:	/s/ Steven A. Villas
Name:	Steven A. Villas
Title:	President

Signature Page to Amendment No. 1 to Amended and Restated Crude Oil Gathering Agreement